GOLDEN TELECOM, INC.
Representative Offices of Golden TeleServices, Inc.
           12 Trubnaya Street, 8th Floor                   [GOLDEN TELECOM LOGO]
               Moscow, Russia 103045


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2002
                           Amsterdam, The Netherlands


                                                                   April 8, 2002


Dear Stockholders:

         The 2002 annual meeting of stockholders of Golden Telecom, Inc. (the "Company" or "Golden Telecom") will be held at the Grand Amsterdam Hotel, Princess Suite, Oudezijds Voorburgwal 197 NL-1012 EX Amsterdam, The Netherlands on May 21, 2002 at 3:00 p.m. local time, to consider and act on the following matters:

         1. The election of nine directors for a term of one year (Item No. 1); and

         2. Ratification of the selection of the auditors of the Company for fiscal year 2002 (Item No. 2).

         Stockholders of record at the close of business on March 25, 2002 will be entitled to vote at the meeting. If you will need special assistance at the meeting because of a disability, please notify the Office of the General Counsel of the Company at the Representative Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow, Russia 103045. A list of stockholders entitled to vote at the meeting may be examined at the principal executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow, Russia 103045.

                                       By Order of the Board of Directors


                                       /s/ Jeffrey A. Riddell
                                       JEFFREY A. RIDDELL
                                       Senior Vice President, General Counsel
                                       and Secretary

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS

Introduction.........................................................................3

General Questions....................................................................3

Voting Procedures  (For Stockholders of Record)......................................4

Voting Procedures  (For Beneficial Stockholders).....................................5

General Voting Questions.............................................................5

Proxies and Voting Procedures........................................................6

Proposals to be Voted Upon...........................................................7

Common Stock Ownership of Certain Beneficial Owners and Management..................13

Executive Officers..................................................................15

Executive Compensation..............................................................15

Report of the Compensation Committee on Executive Compensation......................20

Employment Contracts, Termination of Employment and Change of Control Arrangements..23

Certain Relationships and Related Transactions......................................25

Section 16(a) Beneficial Ownership Reporting Compliance.............................26

Other Business Which May Properly Come Before the Meeting...........................26

                              GOLDEN TELECOM, INC.

               Representative Offices of Golden TeleServices, Inc.
                          12 Trubnaya Street, 8th Floor
                              Moscow, Russia 103045

                                 PROXY STATEMENT
                                  April 8, 2002

INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Golden Telecom, Inc. (the "Company" or "Golden Telecom") of proxies to be vote at the annual meeting of stockholders of the Company at the Grand Amsterdam Hotel, Princess Suite, Oudezijds Voorburgwal 197 NL-1012 EX Amsterdam, The Netherlands on May 21, 2002 (the "Annual Meeting"). Enclosed with this Proxy Statement is notice of the Annual Meeting, together with a Proxy Card for your signature if you are unable to attend. Stockholders who execute proxies may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the Representative Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow, Russia 103045, on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying Proxy Card will be sent to the Company's stockholders is April 8, 2002.

GENERAL QUESTIONS

Q.: When and where is the shareholder meeting?
A.: The 2002 Annual Meeting of stockholders of Golden Telecom will be held at the Grand Amsterdam Hotel, Princess Suite, Oudezijds Voorburgwal 197 NL-1012 EX Amsterdam, The Netherlands on May 21, 2002 at 3:00 p.m. local time.

Q.: Why am I receiving this Proxy Statement and Proxy Card?
A.: You are receiving this Proxy Statement and Proxy Card from us because you owned shares in Golden Telecom on the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also provides you information on these issues so that you can make an informed decision. The Proxy Card is used for voting.

Q.: Who can vote?
A.: Stockholders of record at close of business on March 25, 2002 are entitled to vote at the 2002 Annual Meeting. A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose relating to the meeting between 9:00 a.m. and 5:00 p.m. at the executive offices of the Company at the Representative Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow 103045, Russia.

Q.: How many shares are entitled to vote?
A.: On March 25, 2002, Golden Telecom had outstanding approximately 22,582,870 shares of common stock, par value $0.01 per share, with each share representing one vote.

Q.: What is quorum?
A.: In order to hold the meeting, there must be present in person or by Proxy Card holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, which is approximately 11,291,436 shares.

Q.: When are stockholder proposals for the next annual meeting due?
A.: Stockholder proposals, in order to be timely submitted for inclusion in the Company's proxy materials for the 2003 annual meeting of stockholders, must be received at the Company's principal executive offices no later than December 11, 2002.

Q.: Who pays the cost of solicitation?
A.: Golden Telecom pays the cost of soliciting your proxy and reimburses brokerage firms and others for forwarding this Proxy Statement and Proxy Card to you. In addition, Mellon Investor Services has been retained by Golden Telecom to assist in soliciting proxies from brokerage firms, bank nominees and other institutional holders to assure a timely vote by the beneficial owners of stock held of record by such firms, banks and institutions. This firm will receive a fee not to exceed $6,000 for its services. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Golden Telecom.

Q.: Who can attend the Annual Meeting?
A.: Only stockholders are invited to attend the meeting. To gain admittance to the meeting, you must bring proof of your ownership. If you are a stockholder of record and received this Proxy Statement and your Proxy Card by mail, no admissions ticket is needed for you to attend the Annual Meeting. If a broker or other nominee holds your shares, and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the shares. In all cases you must also bring a form of personal identification.

Q.: How can I receive a copy of the annual report?
A.: The 2001 Annual Report of Golden Telecom on Form 10-K will be mailed together with this Proxy Statement.

VOTING PROCEDURES  (For Stockholders of Record)

You are a stockholder of record if you have an account directly with our transfer agent, Mellon Investor Services.

Q.: How do I vote?
A.: You may vote by signing and mailing your Proxy Card. If you return your signed Proxy Card to Golden Telecom before the Annual Meeting, Golden Telecom will vote your shares as you direct. You can specify on your Proxy Card whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the proposals. The proposals will be presented at the Annual Meeting by management.

Q.: What does discretionary authority mean for stockholders of record?
A.: If you return your Proxy Card to the Company, but do not specify on your Proxy Card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below; and "FOR" Item No. 2 on your Proxy Card.

Q.: How do I change my vote?
A.: Stockholders of record who execute proxies may revoke them at any time before they are voted. Any Proxy Card may be revoked by the person giving it any time before it is voted by delivering to the Corporate Secretary of the Company at the Representative Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow, Russia 103045, on or before the business day prior to the Annual Meeting or at the Annual Meeting itself, a subsequent written notice of revocation or a subsequent Proxy Card relating to the same shares or by attending the meeting and voting in person.

VOTING PROCEDURES  (For Beneficial Stockholders)

You are a beneficial stockholder if a brokerage firm, bank, trustee or other agent (the "nominee") holds your stock. This form of ownership is often called ownership in "street name" since your name does not appear anywhere on our records.

Q.: How do I vote?
A.: You must vote in the manner described by the nominee in the materials delivered by the nominee with this Proxy Statement. Detailed instructions are also included in this Proxy Statement.

Q.: How do I change my vote?
A.: To change your vote, follow the nominee's instructions on revoking or changing your Proxy Card.

GENERAL VOTING QUESTIONS

Q.: How many votes are needed for a proposal to pass?
A.: The vote of the holders of a plurality of the votes cast by stockholders will elect candidates for director (Item No. 1 on your Proxy Card). The vote of the holders of at least a majority of the shares of Common Stock (as defined below) present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required to ratify the Board of Directors' appointment of Ernst & Young (CIS) Limited as the Company's independent public accountants for 2002 (Item No. 2 on your Proxy Card).

Q.: What shares are reflected on my Proxy Card?
A.: The Proxy Card we delivered to you reflects all shares owned by you at the close of business on the record day. If you hold shares "in street name" you will receive a voting instruction card from your nominee.

Q.: If I plan to attend the meeting should I still vote by Proxy Card?
A.: Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the Annual Meeting for stockholders of record. If you send in your Proxy Card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Beneficial owners who wish to attend the meeting and vote in person must request a proxy from the nominee and bring that Proxy Card to the meeting.

PROXIES AND VOTING PROCEDURES

         Shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), represented by properly executed proxies received prior to or at the meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies.

         Stockholders of record (the "Stockholders") on March 25, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. On March 25, 2002, the Company had outstanding approximately 22,582,870 shares of Common Stock, with each share representing one vote.

         If you return your signed Proxy Card to the Company before the Annual Meeting, Golden Telecom will vote your shares as you direct. You can specify on your Proxy Card whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the proposals. The proposals will be presented at the Annual Meeting by management.

         If you do not specify on your Proxy Card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below; and "FOR" each of the Proposals.

         The vote of the holders of a plurality of the votes cast by stockholders will elect candidates for director (Item No. 1 on your Proxy Card). The vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required to ratify the Board of Directors' appointment of Ernst & Young (CIS) Limited as the Company's independent public accountants for 2002 (Item No. 2 on your Proxy Card).

         With respect to the proposals to ratify the Board of Directors' appointment of Ernst & Young (CIS) Limited as the Company's independent public accountants for 2002, the affirmative votes must constitute at least a majority of the required quorum. The required quorum is a majority of the outstanding shares of voting stock of Golden Telecom. Golden Telecom intends to count abstentions both for purposes of determining presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal.

         The nominees for director receiving the highest number of affirmative votes will be elected. Therefore, votes against a nominee or votes withheld have no legal effect. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed Proxy Cards received by Golden Telecom prior to or at the Annual Meeting will be voted FOR the election of the nominees listed on the following pages. Should any of the nominees be unavailable at the time of the meeting to accept nomination or election as a director, the proxyholders named in the Proxy Card will vote for substitute nominees at their discretion.

         Broker non-votes occur when nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because they are not permitted to vote on such matters in the absence of instructions from the beneficial owners of shares. Broker non-votes, if any, with respect to a proposal will not be counted for purposes of determining the presence or absence of a quorum, and will not be counted as shares represented and voting with respect to that proposal. A broker non-vote will have the same effect as a vote against any proposal other than the election of directors and will have no effect on the outcome of the election of directors.

PROPOSALS TO BE VOTED UPON

--------------------------------------------------------------------------------
              Item No. 1 on Your Proxy Card: Election of Directors
--------------------------------------------------------------------------------

The Board of Directors

         The size of the Company's Board of Directors is currently set at nine directors. There is currently one vacancy on the Board. At the Annual Meeting, nine directors will be elected. Each director will serve until the next annual meeting of the stockholders or until the director is succeeded by another qualified director who has been elected. Each of the nominees, except for David Stewart, is now a member of the Board of Directors of the Company and each of the nominees has indicated that he is willing and able to serve as a director if elected and has consented to being named as a nominee in this Proxy Statement. The following section sets forth the name and principal business occupation or employment of each of these nominee directors.

Stan M. Abbeloos          Stan M. Abbeloos was appointed Golden Telecom's
Age 49                    Chief Operating Officer in June 1999. Prior to this
                          appointment, Mr. Abbeloos served in various operating divisions of the Company's subsidiaries and joint ventures: as General Director of Sovam Teleport
                          (GTS-CIS) from October 1997, as Deputy General
                          Director of TeleRoss from October 1998 until January
                          2000 and as Commercial Director of Sovintel from July
                          1996 until October 1997. From 1991 through July 1996,
                          Mr. Abbeloos worked for Alcatel as General Director of
                          LenBell, a joint venture between Alcatel and Krasnaya
                          Zaria, which produces and sells Alcatel's switching and transmission equipment in Russia.

Tigran Agadzhanov         Tigran Agadzhanov was elected to the Company's Board
Age 37                    of Directors in May 2001. Mr. Agadzhanov currently
                          serves on the Executive Committee of the Board of Directors. Currently, Mr. Agadzhanov serves as the
                          Head of Asset Management Division and Senior
                          Vice-President of Alfa Bank. As the Head of Asset
                          Management Division, Mr. Agadzhanov is responsible for the day-to-day interaction with, and management of, investments made by Alfa Bank in a number of consumer goods and industrial companies. Prior to joining Alfa Bank in 1999, from June 1994 until July
                          1998, Mr. Agadzhanov served as Chief Operating
                          Officer of Kommersant Holding, a major publishing company based in Moscow.

Petr Aven                 Petr Aven was elected to the Company's Board of
Age 47                    Directors as Chairman in May 2001. Since October 1994,
                          Mr. Aven has served as President of Alfa Bank. As
                          President, his major responsibilities include strategic planning as well as business and government relations in Russia and in the other countries where the bank operates. Mr. Aven also currently serves as the Chairman of the Board of STS Television. Prior to his employment with Alfa Bank, Mr. Aven acted as a financial consultant specializing in financial instruments of the Russian Federation in a consultancy that he established. From November 1991 until his resignation in December 1992, Mr. Aven served as the Minister of Foreign Economic Relations of the Russian
                          Federation. Prior to his appointment as Minister, Mr.
                          Aven was employed as a principal researcher at the International Institute for Applied System

                          Analysis (IIASA) in Laxenburg, Austria where his major projects included the methodology of socio-economic comparisons, comparative economics, and economic reforms in centrally planned economies. Prior to this period, from 1981 to 1989, Mr. Aven served as a research scholar at the Institute for Systems Studies of the USSR Academy of Sciences where he advised the administration of Mikhail Gorbachev. Among his other activities, Mr. Aven has acted as a guest professor and lecturer at numerous universities, including Yale University, Bar-Elan University (Israel), and the University of Glasgow and has published two books on econometrics and on economic reform and numerous articles in Russian and international journals, including "Communist Economies and Economic Transformation", "Economic Policy." Yale University Press and the Kiel Institute of World Economics, and other scientific and academic institutes have published Mr. Aven's monographs.

Michael Calvey            Michael Calvey was elected to the Golden Telecom
Age 35                    Board in May 2001 and has served on the Audit
                          Committee of the Board of Directors since that time.
                          Mr. Calvey is Managing Partner of Baring Vostok
                          Capital Partners and a Senior Partner and member of the Executive Committee of Baring Private Equity
                          Partners Limited. Mr. Calvey has been working in Moscow on the First NIS Regional Fund since its inception in 1994 as the co-head of the investment team. In December 2000, he led the creation of the Baring Vostok Private Equity Fund, the first significant new direct investment fund raised in Russia since the 1998 crisis. He is the Chairman of the investment committee for both the NIS Fund and the Baring Vostok Fund, and has been directly or indirectly involved in most of the investments of both funds since inception. Prior to his involvement with the First NIS Regional Funds, Mr. Calvey worked at the European Bank for Reconstruction and Development ("EBRD"), where he was responsible for several of EBRD's investments in the oil and gas sector in Russia. Prior to his engagement with EBRD, he worked at Salomon Brothers, Inc. in New York in the Oil & Gas team on a variety of corporate finance and mergers and acquisitions assignments.

Ashley Dunster            Ashley Dunster was first elected to the Company's
Age 39                    Board of Directors in January 2000. Mr. Dunster has
                          served as a member of the Board's Audit Committee and as Chair of the Compensation Committee since being elected a Director. Mr. Dunster is Vice President of
                          Capital Research International, Inc., a subsidiary of
                          The Capital Group Companies, Inc. Mr. Dunster is responsible for private equity investments in Eastern
                          Europe and Africa. Prior to joining Capital
                          International Research in 1997, Mr. Dunster spent four years at the European Bank for Reconstruction and Development ("EBRD") where he was a principal banker in the Early Stage Equity Team, with private equity responsibilities covering Russia, Kazakhstan, Hungary and Slovenia.

Izzet Guney               Izzet Guney was elected to Golden Telecom's Board of
Age 43                    Directors in January 2000 and to the Board's
                          Compensation Committee in May 2001. Mr. Guney has served as Chair of the Board's Audit Committee since his initial election as a Director. Mr. Guney is the Director of the European Bank for Reconstruction and Development ("EBRD") Telecoms, Informatics, Media
                          (TIM) Sector and has worked for the EBRD since 1997.
                          Mr. Guney is
                          responsible for the overall supervision of origination, structuring and execution of deals in EBRD's Region for the TIM sector. Prior to joining
                          EBRD, Mr. Guney served as Vice President of Corporate
                          Development of Paging Network (PageNet) International and Executive Director of SBC Communications from 1995 to 1996, as Director from 1994 to 1995.

Andrey Kosogov            Andrey Kosogov was elected to the Company's Board of
Age 41                    Directors in May 2001. Mr. Kosogov is the First Deputy
                          Chairman of the Executive Board of Alfa Bank in Moscow since July 1998. In that position he oversees the investment activities of Alfa Bank, including the Equity Sales and Trading Division, Fixed Income
                          Division, Corporate Finance Division, Financial
                          Operations Division, Asset Management Division and
                          Merchant Banking Division. Prior to his appointment as First Deputy Chairman at the Bank, Mr. Kosogov acted as the Chairman of the Board of Directors of Alfa
                          Capital a Moscow-based fund management company established in 1992.

David Stewart             David Stewart was appointed as interim Chief Financial
Age 35                    Officer of Golden Telecom in October 2001 and was
                          confirmed as Chief Financial Officer in February 2002.
                          Mr. Stewart joined Golden Telecom as the Finance
                          Director of TeleRoss, a subsidiary of Golden Telecom, in June 1999. Prior to that, Mr. Stewart was appointed in the same capacity within GTS-CIS, since joining
                          Global TeleSystems, Inc. ("GTS") in June 1996. Prior to this, Mr. Stewart worked for Ernst & Young in their Moscow, London and Melbourne offices in the Audit and Corporate Services Department.

Alexander Vinogradov      Alexander Vinogradov was elected to Golden Telecom's
Age 48                    Board of Directors and became President and Chief
                          Executive Officer of Golden Telecom in November 2001.
                          Mr. Vinogradov serves on the Executive Committee of the Board of Directors since his initial election as a Director. Prior to joining the Company as President and Chief Executive Officer, Mr. Vinogradov worked at
                          LLC EDN Sovintel as General Director starting from
                          November 1995. Prior to his appointment as General
                          Director, Mr. Vinogradov worked at LLC EDN Sovintel as
                          Commercial Director, Head of Marketing and Sales
                          Department and Head of Marketing and Development
                          Department. Mr. Vinogradov began his career at the Main Center for Management of Long-Distance
                          Communications of the USSR.

         In March 2001, Alexander Knaster resigned from the Board of Directors.

         In accordance with the terms and conditions of a shareholders agreement entered into by the Company, Global TeleSystems Europe Holdings B.V. (as assignee of Global TeleSystems, Inc.), Alfa Telecom Limited (as assignee of Alfa Bank Holdings Limited), Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV, in May 2001, Alfa Telecom Limited designated three persons to be elected to the Board and the Board duly elected Mr. Petr Aven, Mr. Andrey Kosogov, and Mr. Tigran Agadzhanov as directors of the Company. At that time, Mr. Michael Calvey, Managing Partner of Baring Vostok Capital Partners was also appointed to the Board. To make room on the Board, Mr. Grier C. Raclin, Mr. Stewart J. Paperin, Mr. Robert A. Schriesheim, and Mr. Jeffrey H. Von Deylen resigned.

         On September 10, 2001 Mr. Robert J. Amman resigned from the Board of Directors of the Company. On November 6, 2001 Mr. Stewart P. Reich resigned as President and Chief Executive Officer of the Company and as director of the Company and Mr. Alexander Vinogradov was appointed as President and Chief Executive Officer of the Company and elected as a director of the Company.

         In accordance with terms and conditions of a shareholders agreement that is expected to be executed by certain of the Company's shareholders prior to closing of the acquisition of LLC EDN Sovintel by the Company, OAO Rostelecom will have a right to nominate two directors to the Board of Directors of the Company. It is expected that OAO Rostelecom will nominate one independent director and one director representing OAO Rostelecom. David Stewart has agreed that he will resign from the Board of Directors of the Company upon closing of the above transaction to make room for an independent director on the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES (ITEM NO. 1 ON YOUR PROXY CARD)

                      * * * * * * * * * * * * * * * * * * *

Compensation of Directors

         Each non-employee member of Golden Telecom's Board of Directors is entitled to receive an annual retainer fee of $15,000. In addition, each non-employee member of the Board of Directors is entitled to receive a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone. Non-employee members are entitled to receive a fee of $750 for each Board committee meeting attended in person and a fee of $500 for each Board committee meeting attended by telephone. However, Board committee fees will not be paid if the meeting is held on the same day as a Board meeting. In accordance with the Golden Telecom 1999 Equity Participation Plan non-employee directors are also entitled to receive stock-option grants.

         All directors elected at last year's annual shareholders' meeting, who are not Golden Telecom employees, agreed to waive all forms of director compensation, including stock option grants, for the period from June 27, 2001 until May 21, 2002, the expiry of their current term. Directors who are also Golden Telecom employees are required to waive their rights to all forms of director compensation in accordance with Golden Telecom corporate policy.

Meetings and Committees of the Board of Directors

Board of Directors. The Board of Directors met ten times and acted through unanimous written consents three times during the year ended December 31, 2001. An Independent Committee of the Board of Director met once during fiscal year ended December 31, 2001. During 2001, each of the then-incumbent directors attended, in person or by telephone, 75 percent or more of the meetings of the Board of Directors and 75 percent or more of the meeting of the committees on which each director served.

         The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

Executive Committee. During the fiscal year ended December 31, 2001, the Executive Committee of the Board of Directors did not meet owing to the frequency of regularly scheduled Board meetings. The principal responsibility of the Executive Committee is to have and exercise all the powers of the Board of Directors when the Board is not in session, so far as such may be delegated in accordance with law, except that the Committee may not take any final action to: amend the Certificate of Incorporation or Bylaws; elect directors to fill vacancies or newly created directorships on the Board of Directors; fix the compensation of Directors for services in any capacity; fill vacancies on the Committee or change its membership; declare dividends (unless authorized by resolution of the Board of Directors); exchange, consolidate, sell, lease, pledge or exchange all or substantially all of the Company's property and assets; recommend to the stockholders a plan of dissolution of the Company or a revocation of a dissolution; and adopt an agreement of merger or consolidation for the Company.

         The current members of the Executive Committee are Mr. Vinogradov and Mr. Agadzhanov.

Audit Committee. During the fiscal year ended December 31, 2001, the Audit Committee of the Board of Directors held six meetings and did not take any actions by written consent. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (1) proposed financial plans; (2) the financial information provided to shareholders and others; (3) systems of internal controls that management and the Board of Directors have established; and (4) the audit process, including both internal and external audits. The Audit Committee interacts with the independent auditor to ensure the independent auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee exercises, as appropriate, the authority and responsibility of the Board to select, evaluate, and where appropriate, replace the independent auditor or to nominate an independent auditor for shareholder ratification in any proxy statement. A Report from the Audit Committee is contained herein in the section following Item No. 2 on Your Proxy Card, Ratification of Appointment of Auditors.

         The current members of the Audit Committee are Mr. Guney (Chair), Mr. Calvey and Mr. Dunster.

Independence of the Audit Committee. The National Association of Securities Dealers, as a condition for quotation on the Nasdaq, requires the Company to comply with the Nasdaq's Marketplace Rules. One such rule requires the Company to certify that it has and will continue to have an audit committee comprised of at least three members, each of whom is independent, as defined by the Marketplace Rules.

Compensation Committee. During the fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors held four meetings and acted by written consent in lieu of a meeting on four occasions. The primary purpose of the Compensation Committee is to ensure that the compensation practices and policies of the Company are consistent with and serve the best interests of the Company's shareholders. To this end, the Committee develops and approves the compensation arrangements of the officers of the Company, grants options under the Company's 1999 Equity

Participation Plan, approves the compensation of, and makes recommendations to the full Board of Directors regarding certain benefits provided to, and compensation plans applicable to the CEO and those individuals whose cash compensation might reasonably be expected to be among the top four most highly paid individuals. In addition, the Committee acts as the Stock Option Administrator as defined in and pursuant to the Company's 1999 Equity Participation Plan with regard to stock option grants. A Report from the Compensation Committee is contained herein after the discussion of executive compensation.

         The current members of the Compensation Committee are Mr. Dunster (Chair) and Mr. Guney.

--------------------------------------------------------------------------------
     Item No. 2 on Your Proxy Card: Ratification of Appointment of Auditors
--------------------------------------------------------------------------------

         The Board of Directors has selected Ernst & Young (CIS) Limited ("Ernst & Young"), independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002 and recommends that the stockholders ratify such election.

         The submission of the appointment of Ernst & Young is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Ernst & Young shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

         A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS (ITEM NO. 2 ON YOUR PROXY CARD)

                       * * * * * * * * * * * * * * * * * *

Report of the Audit Committee

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling the Board's responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices and processes of the Company. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with United States generally accepted accounting principles, communicating its judgments as to the quality, not just the acceptability, of the Company's accounting principles and reporting such other matters as required to be discussed with the Audit Committee under generally accepted auditing standards. In this context the Audit Committee has met and held discussions with management and the Company's independent auditors.

         Management, which has primary responsibility for the financial statements and reporting process, has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors their independence and considered the compatibility of non-audit services with the accountants' independence. An outline of the fees billed by Ernst & Young for the fiscal year ended December 31, 2001 is contained below. Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Audit Fees. Ernst & Young's fees for the fiscal year ended December 31, 2001 for professional services rendered in connection with the audit of the Company's annual financial statements were $390,000.

Audit Related Fees. Ernst & Young's fees for the fiscal year ended December 31, 2001 for other professional services related to the audit of the Company's annual financial statements and registration statements filed by the Company during the fiscal year were $82,000.

Financial Information Systems Design and Implementation Fees. Ernst & Young did not deliver any professional services for financial information systems design or implementation to the Company in the fiscal year ended December 31, 2001.

All Other Fees. Ernst & Young fees for the fiscal year ended December 31, 2001 for services rendered by the principal accountant not including the services described under the captions Audit Fees, Audit Related Fees, and Financial Information Systems Design and Implementation Fees, as set forth above, were $777,000. These fees are attributable principally to tax services.

Submitted by the Audit Committee of the Board of Directors

Mr. Izzet Guney (Chair)
Mr. Ashley Dunster
Mr. Michael Calvey

                      * * * * * * * * * * * * * * * * * * *

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the common stock and rights to acquire common stock by stockholders that own five percent or more of the common stock, by each of the Company's directors and executive officers, and all the Company's directors and executive officers as a group. For the purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" of any shares as of a date when such person or group has the right to acquire or vote such shares within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Percentages of shares owned are based on the 22,562,370 shares of common stock issued and outstanding at March 7, 2002.

                                                                   Numbers of Shares         Percentage
Name of Beneficial Owner                                           Beneficially Owned    Beneficially Owned
------------------------                                           ------------------    ------------------

Alfa Telecom Limited (1)                                              10,731,707(2)             47.56%
  PO Box 3339 Geneva Place
  333 Waterford Drive
  Road Town, Tortola
  British Virgin Islands

European Bank of Reconstruction and Development                        3,003,564                13.31
  One Exchange Square
  London EC2A 2JN

Capital International Global Emerging Markets Private Equity           2,166,405                 9.60
Fund L.P.
  c/o Capital International, Inc.
  11100 Santa Monica Boulevard Suite 1500
  Los Angeles, California 90025

First NIS Regional Fund SICAV                                            723,907                 3.21
  c/o Bank of Bermuda (Luxemburg ) S.A.
  13 rue Goethe
  B.P. 413
  L-2014 Luxemburg (3)(4)(5)

Cavendish Nominees Limited                                             1,844,469                 8.17
  c/o International Private Equity Services
  13-15 Victoria Road, P.O. Box 431
  St. Peter Port
  Guernsey, Channel Islands, GY1 3ZD (3)(4)(5)

Stan Abbeloos (6)                                                        290,505                 1.29

Tigran Agadzhanov                                                           -                      -

Petr Aven                                                                   -                      -

Michael Calvey (5)                                                          -                      -

Ashley Dunster                                                              -                      -

Izzet Guney                                                                 -                      -

Jeffrey Howley (6)                                                       105,305                   -

Andrey Kosogov                                                              -                      -

Stewart Reich (6)                                                        437,954                 1.94

Jeffrey Riddell (6)                                                      271,020                 1.20

David Stewart (6)                                                         69,126                   -

Alexander Vinogradov (7)                                                   7,707                   -

David Wisher (6)                                                         245,230                 1.09

All Directors and Executive Officers as a Group (14 persons)           1,497,382                 6.64

1. Based on information provided in Amendment No. 3 to Schedule 13D filed with the Securities and Exchange Commission on February 28, 2002, we understand the following. Alfa Telecom Limited is a wholly-owned subsidiary of Alfa Finance Holdings S.A. ("Alfa Finance"). As a result of an agreement among the majority shareholders of Alfa Finance, CTF Holdings Limited has been granted a power of attorney to take certain actions with respect to such majority shareholders' interest in Alfa Finance. CTF Holdings Limited is a wholly-owned subsidiary of Crown Finance Foundation. As a result of these relationships, each of Alfa Finance, CTF Holdings Limited and

         Crown Finance Foundation may be deemed to beneficially own securities held for the account of Alfa Telecom Limited.

2. This number does not include 108,940 shares owned by a British Virgin Islands company, which is a wholly-owned subsidiary of Alfa Finance.

3. Shares beneficially owned by The Barings Vostok Private Equity Fund L.P. and The NIS Restructuring Facility (together, the "Barings Funds") are held in the name of Cavendish Nominees Limited, as nominee. Of the 1,844,469 shares held of record by Cavendish Nominees Limited, 1,490,185 shares are beneficially owned by The Barings Vostok Private Equity Fund L.P. and 354,284 shares are beneficially owned by The NIS Restructuring Facility.

4. First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited may be deemed to be members of a group pursuant to Rule 13(d)(5) under the Securities Exchange Act of 1934, as amended. However, such persons disclaim group status.

5. First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited are advised by Barings Vostok Capital Partners Limited, as investment adviser. Mr. Michael Calvey is the Managing Partner of Barings Vostok Capital Partners Limited. Mr. Calvey disclaims beneficial ownership of the shares held by First NIS Regional Fund SICAV and the Barings Funds holdings shares through Cavendish Nominees Limited.

6. These figures include the number of shares of our common stock which employees may acquire pursuant to the exercise of options on or before May 6, 2002, as follows: Stan Abbeloos, 270,832; Jeff Howley, 104,721; Stewart Reich, 405,554; Jeff Riddell, 270,832; David Stewart, 59,165; and David Wisher, 234,721.

7. Golden Telecom has adopted the 1999 Equity Participation Plan (the "Plan"), as amended, whereby certain employees of Golden Telecom and its affiliates are granted Golden Telecom stock options. Owing to ambiguities and inconsistencies in the legislation of the countries of which some of our employees are citizens, the Compensation Committee of the Board of Directors of Golden Telecom decided not to issue stock options directly to its Russian employees. Instead, as part of its key employee incentive and retention policy, Golden Telecom issues stock options to a trust that participates in the Plan. This figure represents Alexander Vinogradov's participation in the key employee incentive and retention program.

EXECUTIVE OFFICERS

         Alexander Vinogradov. Mr. Vinogradov's biography may be found under "Board of Directors".

         Stan M. Abbeloos. Mr. Abbeloos' biography may be found under "Board of Directors".

         Jeffrey A. Riddell joined Golden Telecom as Senior Vice President, General Counsel and Secretary in June 1999. Prior to that, Mr. Riddell served with Global TeleSystems, Inc. ("GTS") as Legal Director- GTS-CIS from August 1998 until June 1999, and Deputy Director of the Legal Department- GTS-CIS from July 1997 to August 1998. Prior to joining GTS, Mr. Riddell was in private practice from May 1996 until July 1997 with Salans, Hertzfeld & Heilbronn. Prior to that, he worked at the Pacific Law Center in Vladivostok and Khabarovsk from May 1994 until June 1996.

         David A. Stewart. Mr. Stewart's biography may be found under "Board of Directors".

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes the compensation paid or awarded to, or earned by, the Company's Chief Executive Officer, the former Chief Executive Officer, the former Chief Financial Officer and the four other most highly compensated executive officers serving the operations of Golden Telecom, Inc. in 1999, 2000 and 2001. The bonuses listed below for the year 2001 represent cash payments for the services rendered in the first three quarters of 2001 and the fourth quarter of 2000. Bonuses listed for the year 2000 represent cash payments for the services rendered in the first three quarters of 2000 and the fourth quarter of 1999. Bonuses listed for 1999 represent cash payments for services rendered in 1998 and the first three quarters of 1999.

         The amounts listed in the column "Restricted Stock Awards" represent the value of the restricted stock granted to the listed employee on the date of the Company's initial public offering except as otherwise indicated in the footnotes. These awards reflect an arrangement whereby the Company granted awards of restricted stock and options to acquire the Company's common stock to the named employees and the named employees surrendered unvested stock options previously granted to the employees by Global TeleSystems Inc., the Company's sole shareholder prior to its initial public offering in September 1999. The column entitled "Number of Securities Underlying Options" in 1999, 2000 and 2001 refers to shares of the Company's common stock that would be issued upon the exercise of stock options awarded to the listed employee under the Golden Telecom 1999 Equity Participation Plan.

         In accordance with the Golden Telecom 1999 Equity Participation Plan, not more than 4,320,000 shares of Common Stock (subject to antidilution and other adjustment provisions) are authorized for issuance upon exercise of options or upon vesting of restricted or deferred stock awards. As of December 31, 2001, 893,033 shares of Common Stock remained available for distribution to employees.

                                                                               Long-Term Compensation
                                            Annual Compensation                         Awards
                                ----------------------------------------------------------------------
                                                                               Restricted   Securities
                                                                Other Annual      Stock     Underlying      All Other
                                Year    Salary    Bonus (1)    Compensation(2)  Awards (3)  Options/SAR   Compensation (4)
                                ----    ------    ---------    ---------------  ----------  -----------   ----------------
Name and Principal Position                $          $              $                $           #              $
Alexander Vinogradov            2001     37,272         --              --           --      300,000(6)         --
 President and Chief            2000         --         --              --           --        2,500(6)         --
 Executive Officer (5)          1999         --         --              --           --        7,500(6)         --

Stewart P. Reich                2001    310,008    176,216         242,913           --           --         1,058
 Former President and Chief     2000    283,750    200,580         285,457           --       40,000         5,307
 Executive Officer (7)          1999    268,750    213,006       1,349,915      795,054      500,000         5,451

Stan M. Abbeloos                2001    220,000     83,371         142,850           --           --           439
 Senior Vice President          2000    205,000     97,250         122,264           --       25,000           360
 And Chief Operating Officer    1999    182,000    102,450         794,340      236,076      300,000           360

David J. Wisher                 2001    180,000     98,174         252,586           --           --           369
 Former Senior Vice President,  2000    176,250     85,367         212,452           --       25,000         4,616
 Chief Financial Officer (8)    1999    158,500     55,658         455,294      174,108      300,000         4,332

Jeffrey A. Riddell              2001    170,000     92,721         154,155           --           --         3,084
 Senior Vice President and      2000    155,000     74,110         131,583           --       25,000         4,466
 General Counsel                1999    135,000     56,749          89,842        2,256      300,000         4,240
-------------------------------------------------------------------------------------------------------------------------


                                       16

Jeffrey L. Howley               2001    145,000     35,601         158,429           --           --           650
 Chief Operating Officer        2000    141,250     36,567         149,503           --       20,000         4,495
 Golden Telecom Ukraine         1999    140,000     73,339         288,835       81,408      110,000         4,245

David A. Stewart                2001    130,000     34,401         131,188           --           --           202
 Senior Vice President and      2000    127,333     35,525         141,830           --       15,000           197
 Chief Financial Officer (9)    1999    114,833     35,715         306,153      119,532       60,000           177
-------------------------------------------------------------------------------------------------------------------------

(1) The amount disclosed for Mr. Reich for 1999 does not include the restricted stock awarded to Mr. Reich in 1999 as a portion of his bonus for 1998. The value of that restricted stock is listed in the Column "Restricted Stock Awards".

(2) Amounts disclosed represent compensation and reimbursements, provided in addition to Salary and Bonus, for contracted expatriated executives, which includes an overseas living and traveling allowance, rents for Moscow and Kiev residences, tax equalization payments and dependent tuition, as applicable. Year 1999 figures also include stock option income of $1,208,500 for Mr. Reich, $699,440 for Mr. Abbeloos, $283,400 for Mr. Wisher, $18,423 for Mr. Riddell, $144,233 for Mr. Howley and $250,462 for Mr. Stewart.

(3) The Company did not award any restricted stock in the year 2000 and 2001, thus the value of the aggregate restricted stock holdings of each listed employee for the year 2000 and 2001 is the same as listed in 1999. The aggregate number of shares of restricted stock held at the end of the year 2001 by Mr. Reich was 32,400, by Mr. Abbeloos - 19,673, by Mr. Wisher - 10,509, by Mr. Riddell - 188, by Mr. Howley - 584, and by Mr. Stewart - 9,961. The restrictions applicable to the restricted stock lapsed and ownership of the restricted stock vested with the listed employees on September 30, 2001 and in the event that the Company pays dividends, holders of the stock would be entitled to receive dividends. The amount included for Mr. Reich for 1999 includes $145,926 for restricted stock awarded by Global TeleSystems, Inc., our former corporate parent, as a portion of his bonus for 1998 and $649,128 for restricted stock awarded by the Company.

(4) Amounts disclosed represent the sum of premia paid by the Company for up to $325,000 term life insurance for each named executive officer, except Mr. Vinogradov and Mr. Reich, and contributions made by the Company under the Golden Telecom 401(k) Plan to Mr. Reich, Mr. Wisher, Mr. Howley and Mr. Riddell, who participate in the Company's 401(k) Plan as they are United States citizens. The Golden Telecom 401(k) Plan was established in November 2001. Amounts disclosed for Mr. Reich include the sum of premia paid by Global TeleSystems, Inc., our former corporate parent, for $1 million in term life insurance in 1999 and 2000 and the premium paid by the Company for $325,000 in term life insurance in 2001.

(5) Mr. Vinogradov became President and Chief Executive Officer of Golden Telecom, Inc. on November 6, 2001.

(6) These figures represent Mr. Vinogradov's participation in the Golden Telecom key employee incentive and retention program. Mr. Vinogradov's participation is approximately equivalent to the number of options granted to a trust, as specified in the table, during 2001 when Mr. Vinogradov became President and Chief Executive Officer of Golden Telecom and during 2000 and 1999 when Mr. Vinogradov worked as General Director of LLC EDN Sovintel, our non-controlled affiliate.

(7) Mr. Reich resigned as President and Chief Executive Officer on November 6, 2001 and remained with the Company until February 6, 2002.

(8) Mr. Wisher resigned as Senior Vice-President, Chief Financial Officer and Treasurer on October 1, 2001 and remained with the Company until December 31, 2001.

(9) Mr. Stewart became interim Chief Financial Officer on October 1, 2002 and was confirmed as Chief Financial Officer on February 6, 2002. Prior to that Mr. Stewart worked as Finance Director of TeleRoss, a subsidiary of Golden Telecom, Inc. All amounts shown include compensation earned for services rendered to Golden Telecom, Inc. and TeleRoss.

Option/SAR Grants in Last Fiscal Year

    The following table provides information on stock option grants of Golden Telecom common stock to the Chief Executive Officer, the former Chief Executive Officer, the former Chief Financial Officer and the four other most highly compensated officers in 2001 under the Golden Telecom 1999 Equity Participation Plan and the Golden Telecom Incentive Bonus Program. The exercise price for all of the Golden Telecom stock options awarded approximated the fair market value of Golden Telecom common stock on the date of grant. One-third of the options noted in the column "Securities Underlying Options Granted" vest one year after the date of the grant. Thereafter, the options granted to each person vest in equal monthly installments for a period of 24 months. The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield 0%, expected volatility of 1.25, risk-free interest rate of 4.84% and expected life of 3 years.

                                       % of Total
                          Securities     Options
                          Underlying   Granted to
                            Options      Golden     Exercise or
                            Granted      Telecom    Base Price
                               #      Employees in  (Per Share)  Expiration   Grant Date Value
                                       Fiscal Year       $          Date              $
                         -------------------------------------------------------------------------

Alexander Vinogradov (1)    300,000      93.46%       $12.00     11/21/2011       2,667,000

Stewart P. Reich               -            -            -           -                -

Stan M. Abbeloos               -            -            -           -                -

David J. Wisher                -            -            -           -                -

Jeffrey A. Riddell             -            -            -           -                -

Jeffrey L. Howley              -            -            -           -                -

David A. Stewart               -            -            -           -                -

(1) These figures represent Mr. Vinogradov's participation in the Golden Telecom key employee incentive and retention program in 2001. Mr. Vinogradov's participation is approximately equivalent to the number of options granted to a trust, as specified in the table, during 2001, when Mr. Vinogradov became President and Chief Executive Officer of Golden Telecom.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table provides information on the number and value of the Company's stock options exercised by the Chief Executive Officer, the former Chief Executive Officer, the former Chief Financial Officer and the four other most highly compensated officers during 2001, the number of options under the Golden Telecom 1999 Equity Participation Plan and the Golden Telecom Incentive Bonus Program held by such persons at December 31, 2001, and the value of all unexercised options held by such persons as of that date. Based on the closing price of $11.67 per share for the Company on the Nasdaq National Stock Market on December 31, 2001 none of the options listed were in-the-money as of that date. The following table does not provide information on Global TeleSystems, Inc.'s stock options due to the bankruptcy and pending liquidation of Global TeleSystems, Inc. Global TeleSystems, Inc. was our former corporate parent.

         None of the listed executives exercised any options during 2001.

                                              Number of Securities              Value of Unexercised In-The-
                   Shares                     Underlying Unexercised Options    Money Options at Fiscal
                   Acquired       Value       at Fiscal Year-End                Year-End
                   on Exercise    Realized    Exerciseable/Unexerciseable       Exerciseable/Unexerciseable
                   -----------    --------    ---------------------------       ---------------------------
                        #           $                      #                              $
Alexander
Vinogradov              0           -            6,596          303,404            -              -

Stewart P. Reich        0           -          376,666          163,334            -              -

Stan M.
Abbeloos                0           -          234,721           90,279            -              -

David J. Wisher         0           -          234,721           90,279            -              -

Jeffrey A.
Riddell                 0           -          234,721           90,279            -              -

Jeffrey L. Howley       0           -           90,276           39,724            -              -

David A. Stewart        0           -           50,832          24,168             -              -

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview. The role of the Compensation Committee is to oversee and direct the development of executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses in order to maximize shareholder value. The Committee's specific responsibilities consist in determining the appropriate levels of compensation, including salaries, quarterly incentives, long-term incentives and employee benefits, for members of the Company's senior management, including executive officers. The Committee believes that a strong link should exist between executive compensation and management's ability to maximize shareholder value. The Committee seeks to realize this goal by developing incentive compensation programs that provide competitive compensation and reflect Company performance.

Compensation Philosophy. The four fundamental principles to which the Committee adheres in discharging its responsibilities are as follows. First, most quarterly and long-term incentive compensation for the Company's executive officers should be at risk, with actual compensation levels correlating with the Company's performance in certain key areas determined by the Committee. Second, incentive compensation of the Company's executive officers should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation should be used to provide executive officers with clear and direct links to the shareholders' interests. Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success in the difficult markets in which the Company operates and the executives reside. Total compensation, rather than distinct compensation elements, is the focus of the Company's goal to provide competitive compensation opportunities.

Compensation Elements. The Company's compensation program for executives and senior management consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives and senior management in the markets where the Company operates. The four principal elements are described below and include base salaries, periodic performance incentives, long-term incentives and benefits.

Base Salaries. Base salaries for executive officers and senior management are generally set at levels that reflect the competitive marketplace for companies that are of comparable size and complexity and that would be considered competitors of the Company in attracting and retaining qualified executives. The salaries of the executive officers are reviewed and approved by the Compensation Committee based on its assessments of each executive's experience and performance and a comparison of salaries of peers in other companies.

Periodic Performance Incentives. Incentive awards are made on a quarterly basis to executive officers and senior management on the basis of Company and business unit performance relative to budget in such areas as revenue, SG&A expenses, and EBITDA, which is a common performance measure in the telecommunications industry and means earnings before interest, tax, depreciation and amortization. The Company adopted a revised executive officer and senior management and executive bonus program in 2001 whereby an additional criterion, personal performance objectives, was added and executives and senior management are eligible for an annual incentive payment based on the fulfillment of these personal objectives. The Company intends to continue providing incentives in concert with other compensation elements in order to maintain a competitive total compensation program for its executive officers. The Committee reviews and approves all performance measures and goals established under the annual and long-term incentive plans.

Long-Term Incentives. The Company relies on stock options as the principal means of providing long-term incentive compensation. Stock options have been, and will continue to be, granted to executive officers and senior management and key employees under the 1999 Equity Participation Plan. In considering the size and amount of option grants, the Committee considers, among other things, previous grants made to the executive officers, the amount of options currently available for issuance under the guidelines established in the 1999 Equity Participation Plan, and the desirability of retaining an executive officer for the vesting period of the stock option.

Benefits. Benefits offered to executive officers serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and act as a safety net against problems that can arise from illness, disability or death. Benefits offered to executive officers are basically those offered to other employees of the Company.

Golden Telecom, Inc. 401(k) Plan. The Company's Board of Directors has approved a 401(k) retirement savings plan (the "401(k) Plan"). The 401(k) Plan is a defined contribution retirement benefit, the prototype of which has been submitted by the Company's 401(k) Plan administrators to the Internal Revenue Service for favorable tax treatment under Section 401 of the Internal Revenue Service Code. All employees of Golden Telecom, subject to certain regulatory qualifications, who are U.S. citizens and at least 21 years of age and have completed the minimum service requirement will be eligible to participate in the 401(k) Plan. The 401(k) Plan participants will be able to defer pre-tax income by contributing to the plan up to the maximum amount permitted by law. After-tax contributions will also be permitted under the 401(k) Plan. Golden Telecom intends to match 50% of each participant's pre-tax contribution to the 401(k)

Plan, up to 5% of the participant's total compensation. In addition, Golden Telecom may, in its sole discretion and in a nondiscriminatory manner, contribute additional amounts as profit sharing to each participant's account. The amounts deposited into each participant's account will be invested among various investment options according to the instructions of the participant. Each participant's pre-tax and after-tax contributions will be immediately vested and non-forfeitable. The Company's matching contribution and profit sharing allocations to each participant's account will not vest until the participant has completed three years of service with Golden Telecom at which time the matching contribution and profit sharing allocations become 100% vested.

Evaluation Procedures. In determining matters regarding executive officer compensation (other than the Chief Executive Officer), the Committee, with the Chairman of the Board and Chief Executive Officer, reviews the performance of key executives including the executive officers, the respective areas of authority and responsibility of the various executive officers, and the contribution of each to the efforts of the Company in meeting its financial and strategic goals. The Committee has confirmed that the compensation paid in 2001 to the named executive officers is consistent with the Company's compensation philosophy and objectives.

Compensation of the Chief Executive Officer. On November 6, 2001 Mr. Stewart Reich resigned as President and Chief Executive Officer of the Company. Under the terms of Mr. Reich's separation agreement, he remained with the Company until February 6, 2002. Prior to his separation, Mr. Reich's annual base salary was set at $310,008 and he was eligible for periodic bonuses throughout the year targeted, in the aggregate, to be 75% of his base salary. During 2001, Mr. Reich received $310,008 as his base salary and $176,216 in bonus payments. These bonus payments reflect the Company's performance in revenues, strategic development and execution, and EBITDA.

         On November 6, 2001 Alexander Vinogradov was appointed as President and Chief Executive Officer of the Company. Mr. Vinogradov receives a base salary and he is eligible for periodic bonuses throughout the year targeted, in the aggregate, to be 50% of his base salary. During 2001, Mr. Vinogradov received $37,272 as his base salary. In evaluating Mr. Vinogradov's compensation, the Committee compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including but not limited to, the companies included in the indices indicated in the Performance Graph. Based on this review, the Committee determined Mr. Vinogradov's compensation to be appropriate.

Deductibility of Certain Executive Compensation. Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly-held company for compensation paid to each of its named executive officers in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation." The Committee and the Company design short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Shareholder approval of incentive compensation plans and various provisions thereunder covering the executive officers has been sought and obtained and will be sought in the future to continue to qualify performance-based compensation for the exemption. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been, and will continue to be, designed to serve the best interests of the shareholders regardless of whether specific compensation qualifies for the exemption.

Submitted by the Compensation Committee of the Board of Directors:

Mr. Ashley Dunster (Chair)
Mr. Izzet Guney

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

Employment Agreement of the Chief Executive Officer. Prior to November 6, 2001 Mr. Reich served as President and Chief Executive Officer of Golden Telecom pursuant to an employment agreement dated January 12, 2000 entered into by Mr. Reich and Golden Telecom Group, Inc., a wholly owned subsidiary of the Company. On November 6, 2001 Mr. Reich resigned from the position of President and Chief Executive Officer of the Company and entered into a separation agreement with Golden Telecom Group, Inc. whereby the parties agreed that Mr. Reich's employment would end on February 6, 2002. According to the terms of this separation agreement, Mr. Reich is entitled to receive compensation equal to 6 months of his then current base salary in one payment within ten days following his separation date. In accordance with the terms of the separation agreement Mr. Reich has received an additional payment of $100,000 within ten days following his separation date and is entitled to receive an additional payment of $125,000 within ten days after March 31, 2002 provided that the Company achieves certain business targets. Mr. Reich is also entitled to reimbursement for relocation expenses. In accordance with the terms and conditions of the Golden Telecom 1999 Equity Participation Plan, the stock options granted to Mr. Reich and vested as of February 6, 2002, will expire 18 months thereafter.

         On October 1, 2001 David Wisher resigned from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Company and entered into a separation agreement with Golden Telecom Group, Inc. whereby the parties agreed that Mr. Wisher's employment would end on December 31, 2001. According to the terms of this separation agreement, Mr. Wisher was entitled to receive compensation equal to 9 months of his then current base salary in one payment prior to January 31, 2002. Mr. Wisher is also entitled to reimbursement for relocation expenses. In accordance with the terms and conditions of the Golden Telecom 1999 Equity Participation Plan, the stock options granted to Mr. Wisher and vested as of December 31, 2001 will expire 18 months thereafter.

         On November 6, 2001 Mr. Vinogradov was appointed as President and Chief Executive Officer of the Company and entered into an employment agreement with Golden Teleservices, Inc., a wholly owned subsidiary of the Company. Mr. Vinogradov continues his employment as General Director of LLC EDN Sovintel, an affiliate of the Company. Mr. Vinogradov receives a base salary and he is eligible for periodic bonuses throughout the year targeted, in the aggregate, to be 50% of his base salary. If Mr. Vinogradov is terminated without cause he is entitled to an amount equal to his salary at its then current rate for a period of 6 months and any amount to be paid to him as a cash payout of salary due for the notice period if the employer elects to make a payment in lieu of continued payment throughout the notice period, and to the cost of continuing all medical and dental plans or retirement benefits for such periods.

         Mr. Vinogradov's agreement contains provisions relating to the protection of the employer's confidential information, non-competition during the term of the agreement and for a six-month period thereafter, non-solicitation of employer employees for twelve months following termination of employment, and compliance with the Foreign Corrupt Practices Act of 1977. Mr. Vinogradov may be terminated for cause if he fails to follow an order of the Board, if he is engaged in fraud, embezzlement or any other similar illegal act in connection with his duties as an employee, upon conviction of a felony or crime involving moral turpitude which may cause substantial economic injury to the Company, or upon the wilful or grossly negligent commission of any other act which may cause substantial economic injury to the Company. In addition the Company may terminate Mr. Vinogradov if he suffers total disability. Mr. Vinogradov may terminate the agreement by giving the Company ninety days prior written notice.

Employment Agreements of Other Executive Officers. The employment contracts of the other executive officers contain substantially the same terms, other than compensation amounts, as that of Mr. Vinogradov's agreement.

                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG GOLDEN TELECOM, INC.,
                 THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                         9/99    10/99   11/99   12/99    1/00    2/00    3/00    4/00    5/00    6/00    7/00
                                         ----    -----   -----   -----    ----    ----    ----    ----    ----    ----    ----
GOLDEN TELECOM, INC                      100.00  106.57  132.85  373.72  224.82  490.51  531.39  357.66  348.91  347.45  353.28
NASDAQ STOCK MARKET (U.S. & FOREIGN)     100.00  108.18  121.71  148.61  143.79  171.96  167.23  140.74  123.78  144.96  137.15
NASDAQ TELECOMMUNICATIONS                100.00  118.47  126.41  146.52  146.07  160.31  155.54  126.73  105.94  122.77  109.26

                                         8/00    9/00   10/00   11/00   12/00   1/01    2/01    3/01    4/01    5/01    6/01
                                         ----    ----   -----   -----   -----   ----    ----    ----    ----    ----    ----
GOLDEN TELECOM, INC                      359.12  202.92  181.02  129.20   59.85 128.47  105.11  115.33  107.56  109.78  163.50
NASDAQ STOCK MARKET (U.S. & FOREIGN)     153.31  133.87  122.63   94.34   89.67 100.62   77.90   66.67   76.71   76.54   78.38
NASDAQ TELECOMMUNICATIONS                111.08   98.01   85.60   62.26   62.40  78.34   62.42   54.98   57.15   53.73   52.06

                                          7/01   8/01     9/01   10/01   11/01   12/01
                                          ----   ----     ----   -----   -----   -----
GOLDEN TELECOM, INC                      148.91  117.96   91.09  140.61  143.07  136.2
NASDAQ STOCK MARKET (U.S. & FOREIGN)      73.46   65.40   54.26   61.25   69.97   70.7
NASDAQ TELECOMMUNICATIONS                 47.21   41.78   37.91   37.01   40.90   41.7

* $100 Invested on 9/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders and Standstill Agreements. On May 11, 2001, Global TeleSystems, Inc. ("Global TeleSystems") completed the sale of approximately 12.2 million shares of Golden Telecom's common stock to a group of investors led by Alfa Group, a leading Russia-based financial and industrial concern, and two of the Company's previously existing major shareholders, Capital International Global Emerging Markets Private Equity Fund L.P. ("Capital") and investment funds managed by Barings Vostok Capital Partners ("Barings Vostok"). On May 11, 2001, Alfa, Capital, Barings Vostok and the Company entered into a shareholders' agreement and a standstill agreement. The Independence Committee of the Board of Directors authorized both agreements and granted its approval pursuant to
Section 203(a)(1) of the Delaware General Corporate Law.

         The shareholders' agreement provides that the shareholders will vote their shareholding such that no less than three but no more than four of Alfa's nominees will be elected directors to the Golden Telecom Board of Directors, the shareholders also agreed to vote their shares such that a candidate nominated by Barings Vostok and a candidate nominated by Capital International will be elected to the Board of Directors. Alfa, Capital and Barings Vostok further agreed to collectively nominate and elect an additional director. The shareholders' agreement further provides that "interested transactions" between Golden Telecom and its affiliates, on the one hand, and the signatory shareholders or any of their affiliates, on the other hand, requires the approval of a majority of the Company's independent directors, unless the transaction has been described in a business plan or a budget that had already been separately approved by the Company's independent directors. The shareholders agreement terminates on the later of (i) May 11, 2003 and (ii) the date of the annual meeting of shareholders of the Company held in calendar year 2003.

         Generally, the standstill agreement provides that for a period of two years after May 11, 2001, Alfa may not acquire over 49% of the Company's outstanding stock on a fully diluted basis. Similar "standstill" provisions are applicable to Capital and Barings Vostok whereby neither of these entities shareholdings may exceed 20% of the Company's outstanding stock. The standstill agreement grants the signatory shareholders pro-rata pre-emptive rights in the event of any issuance of equity by the Company. Specifically, the Company granted to these shareholders the right to purchase any new equity securities that the Company may issue so that they may maintain their relative percentage ownership in Golden Telecom. This agreement also sets the total number of directors of the company at nine. The standstill agreement expires on May 11, 2003.

Agreements with affiliates of Alfa Telecom Limited. In the past, companies affiliated with Alfa Group have provided investment banking and corporate finance services to the Company. We expect that this relationship will continue. In particular, we engaged Alfa Bank's Corporate Finance Group to provide investment-banking services to the Company in connection with the acquisition by the Company of ZAO Cityline and its subsidiaries and paid investment banking fees of $690,000 to Alfa Bank in connection with this acquisition. Prior to the time when companies affiliated with Alfa Telecom Limited became stockholders in the Company, we engaged Alfa Bank's Corporate Finance Group to provide investment banking services in connection with the planned acquisition by the Company of 50% stake in LLC EDN Sovintel that the Company does not already own. We have also entered into commercial arrangements in the ordinary course of business with affiliates of Alfa Telecom Limited. We believe that our arrangements with these affiliates, including arrangement with Alfa Bank's Corporate Finance Group, have been conducted on commercially reasonable terms.

Registration Rights Agreements. Golden Telecom entered into a registration rights agreement with Global TeleSystems in September 1999. In May 2001, Global TeleSystems assigned this agreement to Alfa Telecom Limited ("Alfa"), when Alfa acquired 47% of the Company from Global TeleSystems. The agreement provides that on Alfa's written request to a maximum of three times, Golden Telecom will use its reasonable best efforts to register under the applicable federal and state securities laws the resale of any of Alfa's shares of the Company's Common Stock. Alfa also has the right to include its shares of the Company's Common stock in future registrations initiated by the Company on its own behalf or on behalf of other shareholders. This right is subject to certain limitations as to whether and to what extent Alfa may request registration. Alfa will pay the out-of-pocket costs for registrations, which it initiates. The Company agreed to pay all of its out-of-pocket costs and expenses, other than underwriting discounts and commissions pertaining to shares resold by Alfa, in connection with registrations in which Alfa participates but does not initiate. In addition to the above rights, when Alfa owns less than 25% of the Company's outstanding shares of capital stock, it may request that the Company register such remaining shares in a shelf registration statement, at Alfa's expense. The registration rights agreement contains customary indemnification and contribution provisions between the Company and Alfa. The Company has substantially similar registration rights agreements with its other significant shareholders, including Capital International Global Emerging Markets Private Equity Fund L.P. and investment funds managed by Barings Vostok Capital Partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's common stock to report their initial ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and securities exchanges. The Company is required to disclose in this Proxy Statement whether any reporting person did not file these reports when due. Based on its review of the copies of Section 16(a) reports received by it or written representations from certain reporting persons that no reports on Form 5 were required, except as described below, the Company believes that all reporting persons of the Company satisfied these filing requirements except as follows: Alfa Finance Holdings S.A., Crown Finance Foundation and CTF Holdings Limited were late in filing Forms 4 related to eight transactions in Company stock in June 2001, one transaction in Company stock in each of July, August and September 2001 and three transactions in Company stock in October 2001.

OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

         Although we know of no items of business that will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority on us with respect to any other matters that may come before the meeting to the extent permitted by applicable rules of the SEC. In this regard consistent with the provisions of Rule 14a-14(c)(1), this proxy will grant us discretionary authority to vote on any shareholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year's Annual Meeting.

   A copy of the Annual Report to Shareholders of Golden Telecom, Inc., which includes financial statements, will be mailed to you with this Proxy Statement.
 You may receive an additional copy of the Annual Report to Shareholders at no charge upon written request directed to Shareholder Relations, Representative
  Offices of Golden TeleServices, Inc., 12 Trubnaya Street, 8th Floor, Moscow
                   103045, Russia, Fax Number 7-095-797-9306.

                                                               Please Mark   [X]
                                                              your votes as
                                                               indicated in
                                                               this example

1.  Election of Directors

        FOR all nominees             WITHHOLD
          listed below              AUTHORITY
       (except as marked     to vote for all nominees
        to the contrary)           listed below

              [ ]                       [ ]

Nominees: 01 Stan M. Abbeloos, 02 Tigran Agadzhanov, 03 Petr Aven, 04 Michael Calvey, 05 Ashley Dunster, 06 Izzet Guney, 07 Andrey Kosogov, 08 David A. Stewart and 09 Alexander Vinogradov.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG     FOR    AGAINST    ABSTAIN
    (CIS) LIMITED AS INDEPENDENT PUBLIC                [ ]      [ ]        [ ]
    ACCOUNTANTS OF THE COMPANY


CHECK HERE IF YOU PLAN TO ATTEND THE STOCKHOLDERS                          [ ]
MEETING ON MAY 21, 2002

                Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized person. If a partnership, please sign in full partnership name by authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG (CIS) LIMITED AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2002.

Signature                               Signature                   Date
         ------------------------------          -------------------    --------

--------------------------------------------------------------------------------
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                           [Golden Telecom(TM) Logo]


                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2002

                                  COMMON STOCK
                              GOLDEN TELECOM, INC.
              Representative Offices of Golden TeleServices, Inc.
              12 Trubnaya Street, 8th Floor, Moscow 103045, Russia

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates and appoints David Stewart and Jeff Riddell as proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Common Stock of GOLDEN TELECOM, INC. (the "Company") which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Stockholders to be held on May 21, 2002, and any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR (I) THE ELECTION OF THE NOMINATED DIRECTORS AND (II) RATIFICATION OF THE SELECTION OF ERNST & YOUNG (CIS) LIMITED AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2002.

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                            /\ FOLD AND DETACH HERE /\